EXHIBIT 32.1
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
     I, Bruce Cleland, the Chief Executive Officer of Campbell & Company, Inc. as managing operator of The Campbell Fund Trust, certify that (i) the Form 10Q for the quarter ended March 31, 2006 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended March 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust .

THE CAMPBELL FUND TRUST
By:	Campbell & Company, Inc., managing operator

By:	/s/ Bruce L. Cleland

Bruce L. Cleland
Chief Executive Officer
May 15, 2006

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